UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 24, 2021

NABRIVA THERAPEUTICS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37558	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25-28 North Wall Quay, IFSC, Dublin 1, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 816-6640

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, nominal value $0.01 per share	NBRV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Nabriva Therapeutics plc (the “Company”) disclosed on February 26, 2021, that although it has not finalized its full financial results for the fourth quarter and fiscal year ended December 31, 2020, it expects to report cash, cash equivalents, restricted cash and short-term investments of approximately $41.6 million as of December 31, 2020.

In addition, the Company expects to report $5.0 million of total revenue for the year ended December 31, 2020. Total revenue for the year ended December 31, 2020 consists of $108,000 of product revenues, net of gross-to-net accruals and adjustments for returns, $2.7 million of collaboration revenue and $2.2 million of research premium and grant revenue.

These estimated financial results are preliminary and unaudited, represent management’s estimates as of the date of this report and are subject to completion of the Company’s financial closing procedures. The Company’s independent registered public accounting firm has not conducted an audit or review of, and does not express an opinion or any other form of assurance with respect to, these estimated financial results.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Dan Dolan as Chief Financial Officer

On February 24, 2021, the Board of Directors (the “Board”) of the Company appointed Dan Dolan as Chief Financial Officer of the Company, effective as of March 12, 2021 (the “Effective Date”). Mr. Dolan will succeed Gary Sender, whose resignation as Chief Financial Officer of the Company will be effective as of the Effective Date, as previously disclosed by the Company.

Mr. Dolan, age 44, previously served as Vice President of Finance at Radius Health, Inc. (“Radius”) from July 2017 to January 2021. He also acted as principal financial officer and principal accounting officer of Radius from September 2020 to December 2020. Prior to joining Radius, Mr. Dolan worked at Shire plc from September 2005 to July 2017, where he held financial management positions of increasing responsibility, including Vice President of Finance, Global Product Strategy from May 2016 to July 2017 and Senior Finance Director, GI/Internal Medicine from May 2013 to May 2016. Mr. Dolan received his M.B.A. and B.S. from Widener University.

In connection with his employment with the Company and appointment as Chief Financial Officer, and subject to the execution of a definitive employment agreement, Mr. Dolan will be entitled to receive (1) a gross annualized base salary of $330,000, subject to adjustment from time to time in accordance with the Company’s normal business practices, (2) a target annual bonus opportunity of 40% of Mr. Dolan’s annual base salary, payable at the discretion of the Board and subject to the attainment of certain corporate objectives and (3) subject to the approval of the Board or a committee thereof, the grant of an option to purchase 100,000 ordinary shares of the Company as an inducement material to Mr. Dolan’s acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4), subject to vesting over four years.

Following his entry into a definitive employment agreement, it is expected that Mr. Dolan will receive severance benefits that entitle him, in the event of the termination of employment by the Company without cause or by him for good reason prior to, or more than twelve months following, a “change in control” to (1) continued payment of his base salary, in accordance with the Company’s regular payroll procedures, for a period of twelve months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by the Company of the portion of health coverage premiums the Company pays for similarly-situated, active employees, who receive the same type of coverage, for a period of up to twelve months following the date of termination, (3) a lump sum payment equal to any earned but unpaid annual bonus for a previously completed calendar year and (4) a lump sum payment equal to a prorated annual bonus for the year in which his employment is terminated based on the number of days he provided services to the Company during the year in which such his employment is terminated.

In addition, it is expected that in the event of the termination of Mr. Dolan’s employment by the Company without cause or by him for good reason within twelve months following a change in control, he will be entitled to the same payments and benefits as described in the preceding paragraph, except that, in lieu of a pro-rated annual bonus payment, he will be entitled to receive a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated, and he shall also be entitled to full vesting acceleration of his then-unvested equity awards.

As a condition to his employment, Mr. Dolan will also be required to sign a proprietary rights, non-disclosure and developments agreement with the Company and Nabriva US.

Resignation of Jennifer Schranz, MD, as Chief Medical Officer

On February 24, 2021, Jennifer Schranz, MD, notified the Company of her decision to resign as Chief Medical Officer of the Company, effective as of March 19, 2021.

Item 7.01.	Regulation FD Disclosure.

On February 26, 2021, the Company announced the appointment of Dan Dolan as Chief Financial Officer of the Company. The related press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

The disclosures contained in Item 2.02 above are hereby incorporated by reference into this Item 8.01.

At-the-Market Offering Program Update

As previously reported, on June 25, 2019, the Company entered into an Open Market Sales Agreement with Jefferies LLC (“Jefferies”), as agent, pursuant to which the Company may offer and sell its ordinary shares for aggregate gross sale proceeds of up to $50.0 million from time to time through Jefferies under an “at-the-market” offering program. Since January 1, 2021, the Company has issued and sold an aggregate of 3,933,350 of its ordinary shares under its “at-the-market” offering program for aggregate net sale proceeds of approximately $11.5 million, after deducting sales commissions.

Cash Runway

Based on its current operating plans, the Company anticipates that its cash, cash equivalents, restricted cash and short-term investments as of December 31, 2020, together with the net proceeds from sales of its ordinary shares under the “at-the-market” offering program since January 1, 2021, will be sufficient to enable it to fund its operations, debt service obligations and capital expenditure requirements into the third quarter of 2021. The Company has based this estimate on assumptions that may prove to be wrong, and it could use its capital resources sooner than it currently expects.

Forward-Looking Statements

Any statements in this Current Report on Form 8-K about future expectations, plans and prospects for the Company, including but not limited to statements about the sufficiency of the Company’s existing cash resources, its preliminary financial results for the year ended December 31, 2020 and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the extent of business and other interruptions resulting from the infection causing the COVID-19 outbreaks or similar public health crises, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in the Company’s annual and quarterly reports and other filings with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this Form 8-K represent the Company’s views as of the date of this Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 26, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABRIVA THERAPEUTICS PLC

Date: February 26, 2021	By:	/s/ Robert Crotty
Robert Crotty
General Counsel and Secretary